                                                                    EXHIBIT 3.2




                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                 FORCENERGY INC

                             A DELAWARE CORPORATION











DATED:   FEBRUARY 15, 2000

                                     INDEX

                                                                                                               PAGE
                                                                                                               ----
                                                     ARTICLE I
                                              OFFICES AND FISCAL YEAR

         Section 1.01   Registered Office........................................................................1
         Section 1.02   Other Offices............................................................................1
         Section 1.03   Fiscal Year..............................................................................1

                                                   ARTICLE II
                                             Meeting of Stockholders

         Section 2.01   Place of Meeting.........................................................................1
         Section 2.02   Annual Meeting...........................................................................1
         Section 2.03   Special Meetings.........................................................................1
         Section 2.04   Notice of Meetings.......................................................................1
         Section 2.05   Quorum, Manner of Acting and Adjournment.................................................1
         Section 2.06   Organization.............................................................................2
         Section 2.07   Voting and Proxies.......................................................................2
         Section 2.08   Consent of Stockholders in Lieu of Meeting...............................................3
         Section 2.09   Voting Lists.............................................................................3
         Section 2.10   Judges of Election.......................................................................3

                                                   ARTICLE III
                                               Board of Directors

         Section 3.01   Powers...................................................................................4
         Section 3.02   Number and Term of Office................................................................4
         Section 3.03   Newly Created Directorships and Vacancies................................................4
         Section 3.04   Resignations and Removal.................................................................5
         Section 3.05   Organization.............................................................................5
         Section 3.06   Place of Meeting.........................................................................5
         Section 3.07   Organization Meeting.....................................................................5
         Section 3.08   Regular Meetings.........................................................................5
         Section 3.09   Special Meetings.........................................................................5
         Section 3.10   Quorum, Manner of Acting and Adjournment.................................................6
         Section 3.11   Action by Written Consent Without Meeting................................................6
         Section 3.12   Executive, Stock Option and Other Committees.............................................6



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




         Section 3.13   Compensation of Directors................................................................7
         Section 3.14   Notification of Nominations..............................................................7

                                                   ARTICLE IV
                                             Notice-Waivers-Meetings

         Section 4.01   Notice, What Constitutes.................................................................7
         Section 4.02   Waivers of Notice........................................................................7
         Section 4.03   Conference Telephone Meetings............................................................8

                                                    ARTICLE V
                                                    Officers

         Section 5.01   Number, Qualifications and Designation...................................................8
         Section 5.02   Election and Term of Office..............................................................8
         Section 5.03   Subordinate Officers, Committees and Agents..............................................8
         Section 5.04   The Chairman and Vice Chairman of the Board..............................................8
         Section 5.05   The Chief Executive Officer..............................................................9
         Section 5.06   The President............................................................................9
         Section 5.07   The Vice Presidents......................................................................9
         Section 5.08   The Secretary............................................................................9
         Section 5.09   The Treasurer............................................................................9
         Section 5.10   Officers' Bonds.........................................................................10
         Section 5.11   Salaries and Compensation...............................................................10

                                                   ARTICLE VI
                                      Certificates of Stock, Transfer, Etc.

         Section 6.01   Issuance................................................................................10
         Section 6.02   Transfer................................................................................10
         Section 6.03   Stock Certificates......................................................................10
         Section 6.04   Lost, Stolen, Destroyed or Mutilated Certificates.......................................10
         Section 6.05   Record Holder of Shares.................................................................11
         Section 6.06   Determination of Stockholders of Record.................................................11


                                                   ARTICLE VII
                   Indemnification of Directors, Officers and Other Authorized Representatives

         Section 7.01   Indemnification of Authorized Representatives in Third Party
                          Proceedings...........................................................................12




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

         Section  7.02   Indemnification of Authorized Representatives in Corporate
                           Proceedings...........................................................................12
         Section  7.03   Mandatory Indemnification of Authorized Representatives.................................13
         Section  7.04   Determination of Entitlement to Indemnification.........................................13
         Section  7.05   Advancing Expenses......................................................................13
         Section  7.06   Certain Terms Defined...................................................................14
         Section  7.07   Scope of Article........................................................................14
         Section  7.08   Scope of Indemnification Rights; Insurance..............................................14
         Section  7.09   Reliance on Provisions..................................................................15
         Section  7.10   Indemnification for Past Authorized Representatives.....................................15

                                                   ARTICLE VIII
                                                General Provisions

         Section  8.01   Dividends...............................................................................16
         Section  8.02   Annual Statements.......................................................................16
         Section  8.03   Contracts...............................................................................16
         Section  8.04   Checks..................................................................................16
         Section  8.05   Corporate Seal..........................................................................16
         Section  8.06   Deposits................................................................................16
         Section  8.07   Amendment of Bylaws.....................................................................17
         Section  8.08   Conflicts Between Bylaws and Certificate of Incorporation...............................17


                                   ARTICLE I
                            OFFICES AND FISCAL YEAR

         Section 1.01 Registered Office. The registered office of the Corporation shall be at the office of its registered agent in the State of Delaware until otherwise changed by the Board of Directors, and a statement of such change is filed in the manner provided by statute.

         Section 1.02 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

         Section 1.03 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December in each year.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

         Section 2.01 Place of Meeting. All meetings of the Corporation shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

         Section 2.02 Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the 15th day of June in such year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10:00 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         Section 2.03 Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the persons empowered to do so in the Corporation's Certificate of Incorporation.

         Section 2.04 Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

         Section 2.05 Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Corporation's Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute, the Corporation's Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         Section 2.06 Organization. At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one; the president; the vice presidents in their order of rank and then seniority; a chairman designated by the Board of Directors, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman; and the secretary, or, in his absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

         Section 2.07 Voting and Proxies. Except as otherwise provided in the Corporation's Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock (held of record on the record date with respect to such meeting) having voting power with respect to the matter being voted upon. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in- fact and filed with the secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the Corporation.

         Section 2.08 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Corporation's Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date consent is delivered in the manner required above to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 2.09 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.10 Judges of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Corporation's Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and, upon the demand of any stockholder or his proxy at the meeting and before voting begins, shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.01 Powers. The Board of Directors shall have full power to manage the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the Corporation's Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

         Section 3.02 Number and Term of Office. The initial Board of Directors shall consist of nine (9) directors. Thereafter, the number of directors may be increased or decreased from time to time by resolution of the Board of Directors. All directors of the Corporation shall be natural persons, but need not be residents of Delaware or stockholders of the Corporation. Except as otherwise set forth in the Certificate of Incorporation, each director will serve for a term ending on the annual stockholders' meeting following the annual meeting at which the director was elected. Unless otherwise specified in the Corporation's Certificate of Incorporation, each director shall serve until his successor shall have been elected and qualified, except in the event of his death, resignation, or removal.

         Section 3.03 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors between annual meetings of the stockholders, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office even though constituting less than a quorum of the entire Board of Directors or at a special meeting of the stockholders by the holders of shares entitled to vote for the election of directors.

         Section 3.04 Resignations and Removal. Any director of the Corporation may resign at any time by giving written notice to the president or the secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the stock entitled to vote upon his election.

         Section 3.05 Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one; the president; the vice presidents in their order of rank and then seniority; or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

         Section 3.06 Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time designate, or as may be designated in the notice calling the meeting.

         Section 3.07 Organization Meeting. The first meeting of each newly-elected Board of Directors shall be held at such time and place as shall be fixed for the annual meeting of stockholders of the Corporation, and no notice of such meeting to the newly-elected directors shall be necessary in order to legally convene the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

         Section 3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, e-mail, telegram or telecopy), two days (in the case of notice by nationally recognized overnight courier) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

         Section 3.10 Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation's Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.11 Action by Written Consent Without Meeting. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 3.12 Executive, Stock Option and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, a stock option committee, and one or more other committees, each committee to consist of one or more directors who shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members of any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Corporation's Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation law ("DGCL"), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power of authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 3.13 Compensation of Directors. Unless otherwise restricted by the Corporation's Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special standing committees may be allowed like compensation for attending committee meetings.

         Section 3.14 Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder in the manner provided in the Corporation's Certificate of Incorporation or as provided by law.

                                   ARTICLE IV
                            NOTICE-WAIVERS-MEETINGS

         Section 4.01 Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the Corporation's Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of Article III thereof.

         Section 4.02 Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Corporation's Certificate of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

         Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 4.03 Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE V
                                    OFFICERS

         Section 5.01 Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall fill such offices as may be determined by the Board of Directors from time to time. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the Corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who may be, but need not be, officers or stockholders of the Corporation.

         Section 5.02 Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal. The Board of Directors may remove any officer by its resolution to that effect. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall be effective upon its receipt by the Corporation, unless a later effective date is specified therein, and unless otherwise specified therein, the acceptance of resignation shall not be necessary to make it effective.

         Section 5.03 Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as its deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04 The Chairman and Vice Chairman of the Board. The Chairman of the Board or in his absence, the Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors. The Chairman of the Board and any Vice Chairman shall be elected annually by the Board of Directors, and shall remain in such position until his successor shall have been elected and qualified or until his earlier resignation or removal.

         Section 5.05 The Chief Executive Officer. The Chief Executive Officer shall have overall management responsibility for the Corporation, shall set and carry out corporate policies and see to the execution of the Corporation's long-term objectives. The Chief Executive Officer shall have authority to sign for and bind the Corporation to any contract, mortgage, and other agreements unless the Board directs another officer to sign such document; and, in general, shall have such authority and responsibilities as are incident to the office of Chief Executive Officer or are delegated to him by the Board of Directors.

         Section 5.06 The President. The president shall have general supervision over the business and operations of the Corporation, in the ordinary course of business, subject, however, to the policy decisions of the Chief Executive Officer and the overall control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of the president, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 5.07 The Vice Presidents. The vice presidents shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.08 The Secretary. The secretary, or one or more assistant secretaries, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the Corporation as required by law; be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.09 The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing his transactions as treasurer and the financial condition of the Corporation; and, in general, discharge such other duties as may from time to time be assigned to hm by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.10 Officers' Bonds. No officer of the Corporation need provide a bond to guarantee the faithful discharge of his duties.

         Section 5.11 Salaries and Compensation. The salaries and compensation of the Chief Executive Officer of the Corporation shall be determined by the Board of Directors from time to time. Subject to the guidelines or limitations set by the Board or a compensation committee of the Board, if any, the compensation of the other officers, employees and agents of the Corporation shall be determined by the Corporation's Chief Executive Officer.

                                   ARTICLE VI
                     CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section 6.01 Issuance. Each stockholder shall be entitled to a certificate or certificates of shares of stock of the Corporation owned by him upon his request therefor. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. They shall be signed by the president or vice president and by the secretary or an assistant secretary or the treasurer or assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         Section 6.02 Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

         Section 6.03 Stock Certificates. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose.

         Section 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.05 Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 6.06 Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         If no record date is fixed:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

         Section 7.01 Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for the purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         Section 7.02 Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 7.03 Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         Section 7.04 Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                  (a) By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

                  (b) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

                  (c) By the stockholders.

         Section  7.05   Advancing Expenses.

                  (a) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or officer by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

                  (b) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director or officer by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

                  (c) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

         Section 7.06 Certain Terms Defined. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 7.07 Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity.

         Section  7.08   Scope of Indemnification Rights; Insurance.

                  (a) Notwithstanding any contrary provisions of this Article; it shall be the obligation of the Corporation to indemnify and advance expenses to authorized representatives to the full extent permitted by law, including any changes, amendments or supplements thereto. The Corporation hereby adopts any changes, amendments and supplements under Delaware law that expand its rights to indemnify and/or advance expenses to authorized representatives, and shall be authorized to effect the same whether or not these Bylaws have been further amended to reflect such change, amendment or supplement.

                  (b) The rights of authorized representatives to indemnity and advancement of expenses shall:

                             (i) apply to amounts paid or payable to the
                  Corporation in satisfaction of a judgment or settlement of a claim against an authorized representative;

                            (ii) apply to authorized representatives serving as
                  such at the time whether prior or subsequent to the adoption of these Bylaws or any amendment or restatement thereof; and

                           (iii) inure to the benefit of (and be enforceable
                  against the Corporation by) any executor, personal representative or heir of an authorized representative.

                  (c) Each authorized representative requesting indemnity or advance of expenses from the Corporation shall be presumed to have satisfied the required standard of conduct and any and all other conditions precedent to such indemnity and/or advancement, unless and until the contrary is established.

                  (d) If the Corporation refuses a request for indemnity or advancement of expenses as requested by an authorized representative (or declines to respond to a request within 15 days after it is made), and such authorized representative engages counsel to prosecute any suit, action or proceeding against the Corporation seeking to enforce his rights to indemnity or advancement of expenses, such authorized representative shall be entitled to receive (in addition to such indemnity and/or advancement of expenses to which he may be entitled) an award of the reasonable attorneys' fees and disbursements incurred (whether before or at trial or on one or more appeals) by such authorized representative in connection with such suit, action or proceeding.

                  (e) The rights of authorized representatives to indemnification and advancement of expenses by the Corporation shall be deemed to be a contract right. The Corporation shall be authorized to enter into and perform indemnification agreements in favor of any one or more authorized representatives in furtherance of this provision; however, the rights of authorized representative(s) under any such agreement shall be cumulative (and not alternative) to the rights granted under this Article VII or otherwise available under law.

                  (f) The Corporation shall be authorized to procure and maintain at its sole expense insurance for the benefit of authorized representatives, providing coverage against any and all claims, demands, losses, fines, settlements, damages or expenses (including attorneys' fees and disbursements) asserted against or incurred by an authorized representative in his capacity as such, or arising out of his status as such, and such insurance policies may provide coverage whether or not the Corporation is authorized to provide indemnification or advancement of expenses in the circumstances under which a claim' is made under the policy. The rights of authorized representatives under such policy shall be cumulative, and not alternative, to their rights under this Article or otherwise available by contract or applicable law, and the maintenance of such insurance coverage shall not satisfy or affect the Corporation's obligations to indemnify authorized representatives except to the extent of payments actually received by an authorized representative under the policy.

         Section 7.09 Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification and advance of expenses provided by this Article.

         Section 7.10 Indemnification for Past Authorized Representatives. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or authorized representative and shall inure to the benefit of heirs, executors and administrators of such a person.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or such other purposes as the directors shall think appropriate to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 8.02 Annual Statements. The Board of Directors shall cause to be presented at each annual meeting a statement of the business and condition of the Corporation.

         Section 8.03 Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or the Chairman and Vice Chairman of the board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

         Section 8.04 Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

         Section 8.05 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 8.06 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

         Section 8.07 Amendment of Bylaws. These Bylaws may be altered or repealed or new bylaws may be adopted only in the manner set forth in the Corporation's Certificate of Incorporation.

         Section 8.08 Conflicts Between Bylaws and Certificate of Incorporation. If any provision of these Bylaws shall conflict or be inconsistent with the provisions of the Corporation's Certificate of Incorporation, the provisions of the Certificate of Incorporation shall supersede, govern and control over such conflicting or inconsistent provisions of these Bylaws. If these Bylaws are amended to delete herefrom any provisions hereof which provision is also then included in the Corporation's Certificate Incorporation, such provision shall continue to remain in effect by virtue of and pursuant to the Certificate of Incorporation notwithstanding its removal from the Bylaws.

                                 CERTIFICATION

         The undersigned duly elected Secretary of the corporation does hereby certify as of February 15, 2000 that the foregoing Bylaws were adopted pursuant to Section 303(c) and Section 103 of the General Corporation Law of the State of Delaware and an order dated January 19, 2000 relating to the Plan of Reorganization for the corporation, as confirmed by the United States Bankruptcy Court for the Eastern District of Louisiana in Case Nos. 99-11391"A" and 99-11392"A" pursuant to Chapter 11 of Title 11 of the United States Code, which Plan provides for the adoption of these Bylaws.


                                              /s/ THOMAS F. GETTEN
                                              ---------------------------------
                                              Thomas F. Getten, Secretary





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